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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                                                                                        Names under which
                                                                                        Subsidiary does Business
                                                       Jurisdiction of                  (if different than
Name of Subsidiary                                     Incorporation                    corporate name)
------------------                                     ---------------                  ---------------
International Integration Incorporated ("i-Cube")      Delaware, U.S.A.
International Integration Securities Corp.             Massachusetts, U.S.A.
International Integration European Holding Co.         Delaware, U.S.A.
International Integration R&C Holding Co.              Delaware, U.S.A.
Avalanche Solutions, Inc.                              New York, U.S.A.
Razorfish San Francisco, Inc.                          California, U.S.A.
Razorfish Los Angeles, Inc.                            California, U.S.A.
TS Design, Inc.                                        Massachusetts, U.S.A.
Fuel, Inc.                                             California, U.S.A.
Tonga, Inc.                                            California, U.S.A.
Lee Hunt Associates, Inc.                              New York, U.S.A.
Razorfish New York, Inc.                               New York, U.S.A.
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